UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 6, 2016 (May 4, 2016)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, on May 4, 2016, Tredegar Corporation (“Tredegar”) held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, Tredegar’s shareholders approved a proposal to amend Tredegar’s Amended and Restated Articles of Incorporation, as amended, to declassify Tredegar’s Board of Directors (the “Amendment”). Under the Amendment, the director nominees elected at the Meeting will serve for terms expiring at the 2017 annual meeting of shareholders, but continuing directors’ terms will not be shortened. At the 2017 annual meeting of shareholders, director nominees will be elected for terms expiring at the 2018 annual meeting of shareholders. Beginning with the 2018 annual meeting of shareholders, all directors will be elected for one-year terms expiring at the next succeeding annual meeting of shareholders. Additional details of the Amendment are included in Tredegar’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on March 31, 2016.

The Amendment was filed with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on May 4, 2016, and became effective upon the issuance of a certificate of amendment by the SCC on May 4, 2016. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2016, Tredegar held the Meeting.  As of March 14, 2016, the record date for the Meeting, there were a total of 32,784,785 shares of Tredegar’s common stock outstanding and entitled to vote at the Meeting.  At the Meeting, 31,237,964 shares of Tredegar’s common stock, constituting approximately 95.28% of the outstanding shares on the record date for the Meeting, were represented in person or by proxy; therefore, a quorum was present.  The results of the Meeting were as follows:

Proposal 1 - Approval of the Amendment to Tredegar’s Amended and Restated Articles of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,533,023	142,085	25,549	1,537,307

The proposal was approved.

Proposal 2 - Election of Directors

Directors	Term Expiring	Votes For	Votes Against	Abstentions	Broker Non-Votes
John D. Gottwald	2017	29,172,540	517,375	10,742	1,537,307
Thomas G. Snead, Jr.	2017	29,289,638	396,051	14,968	1,537,307

Both directors were duly elected.

Proposal 3 - Ratification of the Appointment of PricewaterhouseCoopers LLP as Tredegar's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,119,438	92,435	26,091	—

The appointment of PricewaterhouseCoopers LLP was ratified.

Item 7.01	Regulation FD Disclosure.

During the Meeting, members of Tredegar’s management delivered a presentation regarding Tredegar’s performance and related matters. As previously announced, the Meeting, including the presentation, was webcast through Tredegar’s website. Copies of the transcript of the webcast and the slides used in connection with the Meeting, which slides are also available on Tredegar’s website, are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Tredegar Corporation, as of May 4, 2016.
99.1	Transcript of Webcast of Tredegar Corporation’s 2016 Annual Meeting of Shareholders held May 4, 2016 (furnished pursuant to Item 7.01).
99.2	Slides for Webcast of Tredegar Corporation’s 2016 Annual Meeting of Shareholders held May 4, 2016 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: May 6, 2016	By:	/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Tredegar Corporation, as of May 4, 2016.
99.1	Transcript of Webcast of Tredegar Corporation’s 2016 Annual Meeting of Shareholders held May 4, 2016 (furnished pursuant to Item 7.01).
99.2	Slides for Webcast of Tredegar Corporation’s 2016 Annual Meeting of Shareholders held May 4, 2016 (furnished pursuant to Item 7.01).